Exhibit 99.1

News Release	GRACO INC. P.O. Box 1441 Minneapolis, MN 55440-1441 NYSE: GGG

FOR IMMEDIATE RELEASE: Thursday, May 31, 2012	FOR FURTHER INFORMATION: James A. Graner (612) 623-6635

GRACO RECEIVES NOTICE OF FTC FILING FOR PUBLIC COMMENT

MINNEAPOLIS, MN (May 31, 2012) - Graco Inc. (NYSE: GGG) was informed today that the Federal Trade Commission (FTC) has filed for public comment a proposed order that will require Graco to sell the worldwide liquid finishing businesses that were acquired from Illinois Tool Works, Inc. (ITW) on April 2, 2012. If the proposed order is not revised after the thirty day public comment period, Graco will be required to sell the liquid finishing operations, including those involved in the development, manufacture and sale of Binks® spray finishing equipment, DeVilbiss® spray guns and accessories, Ransburg® electrostatic equipment and accessories and BGK curing technology. The recent acquisition from ITW included Gema®, a global leader in powder coating technology, which passed review by the FTC and will remain with Graco.

At the conclusion of the public comment period, the FTC will issue a final decision and order that will identify the products, businesses and/or assets that Graco must divest. Such divestiture must be completed within 180 days following the issuance of the final decision and order.

“We are disappointed with the filing of the proposed order by the FTC,” said Patrick J. McHale, Graco’s President and Chief Executive Officer. “While we strongly believe that the settlement proposal put forth by Graco was more than sufficient to allay the FTC’s concerns about future competition in the marketplace, we will abide by the final decision and order when it is issued.”

Graco Inc. supplies technology and expertise for the management of fluids in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

Cautionary Statement Regarding Forward-Looking Statements

A forward-looking statement is any statement made in this release that reflects the Company’s current thinking on the recent acquisition of the finishing business from ITW. All forecasts and projections are forward-looking statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Exhibit 99.1

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 by making cautionary statements concerning any forward-looking statements made by or on behalf of the Company. The Company cannot give any assurance that the results forecasted in any forward-looking statement will actually be achieved. Future results could differ materially from those expressed, due to the impact of changes in various factors. These risk factors include, but are not limited to: the uncertainty of final regulatory action, whether, when and the extent to which the Company will be able to realize the expected financial results and accretive effect of the transaction, how customers, competitors, suppliers and employees will react to the transaction, economic changes in global markets, the extent of the acquired businesses required to be divested, whether the Company will be able to find a suitable purchaser(s) and structure the divestiture on acceptable terms, and whether the Company will be able to complete a divestiture in a time frame that is satisfactory to the Federal Trade Commission. Please refer to Item 1A of, and Exhibit 99 to, the Company’s Annual Report on Form 10-K for fiscal year 2011 for a more comprehensive discussion of other risk factors that relate generally to the Company’s business and financial condition. The Annual Report on Form 10-K is available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov.

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